Exhibit 99.1

Upstart to Apply for National Bank Charter

Approval Would Allow Upstart to Offer Better Rates to Borrowers by Reducing Operational, Regulatory, and Financial Complexity

San Mateo, Calif., March 10, 2026 – Upstart Holdings, Inc. (NASDAQ: UPST), the leading artificial intelligence (AI) lending marketplace, today announced its plan to submit an application to the Office of the Comptroller of the Currency (OCC) and the Federal Deposit Insurance Corporation (FDIC) to establish an insured national bank, Upstart Bank, N.A. Upstart Holdings, Inc. will also apply to the Federal Reserve for approval to become a bank holding company.

Subject to regulatory approval, the charter will allow Upstart to reduce operational, regulatory, and financial costs and complexity for itself as well as for its third-party capital sources. Annie Delgado, Upstart’s Chief Risk Officer, is the proposed Chief Executive Officer of Upstart Bank, N.A.

“The time is right to launch the first bank built from the ground up on AI,” said Paul Gu, Upstart’s Chief Technology Officer and incoming CEO. “Applying for a bank charter is the natural evolution of our business as we’ve grown in size, scale, and product offerings. This will allow us to save borrowers even more time and money, and streamline our partnerships with banks, credit unions, and institutional credit funds.”

“AI-based lending is the future of credit,” said Annie Delgado. “As more and more lenders are looking to adopt AI tools for these critical functions, engagement with regulators is critical. If approved, we look forward to working directly with the OCC, FDIC and the Fed to set the standard for modern AI model deployment within the banking system.”

A national bank charter significantly reduces regulatory-driven operational complexity by placing Upstart’s lending activities under a federal prudential framework. Upstart Bank, N.A. will be able to access deposit funding and lend to consumers directly via a single, consistent rate and fee structure, which could translate to lower costs and greater lending opportunities in certain jurisdictions.

“Banks, credit unions, and institutional funds will continue to be the capital source for the vast majority of all loans originated on the Upstart platform,” said Sanjay Datta, President and Chief Capital Officer. “We are not seeking to compete with our depository partners for local customer deposits and checking accounts.”

Upstart worked closely with its advisors, Klaros Group, in preparing the application.

About Upstart
Upstart (NASDAQ: UPST) is the leading AI lending marketplace, connecting millions of consumers to more than 100 banks and credit unions that leverage Upstart’s AI models and cloud applications to deliver superior credit products. With Upstart AI, lenders can approve more borrowers at lower rates while delivering the exceptional digital-first experience customers demand. More than 90% of loans are fully automated, with no human intervention by Upstart. Founded in 2012, Upstart’s platform includes personal loans, automotive retail and refinance loans, home equity lines of credit, and Upstart’s upcoming Cash Line product, a revolving line of credit. Upstart is based in San Mateo, California.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding Upstart Bank N.A.’s regulatory structure and approvals; operational and financial impacts; funding and capital structure; and borrower and partner benefits.

Risks that contribute to the uncertain nature of the forward-looking statements include, among others, the possibility that regulatory approvals are denied, delayed, conditioned, or limit anticipated benefits; changes in applicable laws or supervisory expectations; risks associated with operating a bank; the Company’s ability to realize anticipated efficiencies, cost reductions, or funding benefits; and the continued participation of funding partners on the platform; as well as other risks and uncertainties relating to the Company listed or described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained by visiting our investor relations website or the SEC’s. All forward-looking statements are based on information and estimates available to the Company at the time of this press release. Except as required by law, the Company assumes no obligation to update any of the statements in this press release.

Investors
Chelsea Williams
ir@upstart.com

Press
Chantal Rapport
press@upstart.com
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